Free Writing Prospectus	Filed Pursuant to Rule 433(d) Registration Statement No. 333-182490

TERM SHEET

Dated May 24, 2017

U.S.$1,500,000,000 2.125% Guaranteed Bonds Due June 1, 2020 (“3-Year Fixed Rate Securities”)

U.S.$1,500,000,000 2.500% Guaranteed Bonds Due June 1, 2022 (“5-Year Fixed Rate Securities”)

U.S.$1,500,000,000 2.875% Guaranteed Bonds Due June 1, 2027 (“10-Year Fixed Rate Securities”)

U.S.$500,000,000 Floating Rate Guaranteed Bonds Due June 1, 2020 (“Floating Rate Securities”)

3-Year Fixed Rate Securities

Issuer:	Japan Bank for International Cooperation (JBIC)

Security:	2.125% Guaranteed Bonds Due June 1, 2020 (the “3-Year Fixed Rate Securities”)

Expected Ratings:	Moody’s: A1/stable outlook; S&P: A+/stable outlook

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time

Guarantee:	Payments of principal and interest are unconditionally and irrevocably guaranteed by Japan

Ranking:	Senior unsecured

Currency / Principal Amount:	U.S.$1,500,000,000

Denomination:	U.S.$200,000 x U.S.$2,000

Pricing Date:	May 24, 2017

Settlement Date:	June 1, 2017

Maturity Date:	June 1, 2020

Coupon:	2.125% (Semi-annual, 30/360)

Interest Payment Dates:	June 1 and December 1 of each year, subject to the Business Day Convention, commencing December 1, 2017 and ending June 1, 2020

Business Day:	Any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

Business Day Convention:	Following Business Day Convention, unadjusted

Redemption after the Occurrence of a Tax Event:	JBIC may redeem all, but not less than all, of the bonds in the event of certain changes relating to Japanese taxation at 100% of the principal amount thereof plus accrued interest thereon and any additional amounts JBIC is required to pay, as described in the prospectus supplement

Price to Public:	99.919%, plus accrued interest, if any, from June 1, 2017

Underwriting Discount:	0.100%

Proceeds, before Expenses, to JBIC:	99.819%, plus accrued interest, if any, from June 1, 2017

Benchmark U.S. Treasury:	1.500% due May 15, 2020

Benchmark Yield:	1.468%

Spread:	68.50 bps

Yield to Investors:	2.153%

Joint Lead Managers:	Nomura International plc
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Goldman Sachs International
Mizuho Securities USA LLC

Format:	SEC-Registered

Clearing Systems:	Euroclear and Clearstream (international global bond held at the common depositary); DTC (DTC global bond)

International Global Bond ISIN:	XS1608625569

International Global Bond Common Code:	160862556

DTC Global Bond ISIN:	US471048BC10

DTC Global Bond Common Code:	160806826

DTC Global Bond CUSIP:	471048 BC1

Use of Proceeds:	The net proceeds of the issue of the bonds will be used for the Ordinary Operations of JBIC

Governing Law:	The State of New York

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

5-Year Fixed Rate Securities

Issuer:	Japan Bank for International Cooperation (JBIC)

Security:	2.500% Guaranteed Bonds Due June 1, 2022 (the “5-Year Fixed Rate Securities”)

Expected Ratings:	Moody’s: A1/stable outlook; S&P: A+/stable outlook

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time

Guarantee:	Payments of principal and interest are unconditionally and irrevocably guaranteed by Japan

Ranking:	Senior unsecured

Currency / Principal Amount:	U.S.$1,500,000,000

Denomination:	U.S.$200,000 x U.S.$2,000

Pricing Date:	May 24, 2017

Settlement Date:	June 1, 2017

Maturity Date:	June 1, 2022

Coupon:	2.500% (Semi-annual, 30/360)

Interest Payment Dates:	June 1 and December 1 of each year, subject to the Business Day Convention, commencing December 1, 2017 and ending June 1, 2022

Business Day:	Any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

Business Day Convention:	Following Business Day Convention, unadjusted

Redemption after the Occurrence of a Tax Event:	JBIC may redeem all, but not less than all, of the bonds in the event of certain changes relating to Japanese taxation at 100% of the principal amount thereof plus accrued interest thereon and any additional amounts JBIC is required to pay, as described in the prospectus supplement

Price to Public:	99.902%, plus accrued interest, if any, from June 1, 2017

Underwriting Discount:	0.125%

Proceeds, before Expenses, to JBIC:	99.777%, plus accrued interest, if any, from June 1, 2017

Benchmark U.S. Treasury:	1.875% due April 30, 2022

Benchmark Yield:	1.802%

Spread:	71.90 bps

Yield to Investors:	2.521%

Joint Lead Managers:	Nomura International plc
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Goldman Sachs International
Mizuho Securities USA LLC

Format:	SEC-Registered

Clearing Systems:	Euroclear and Clearstream (international global bond held at the common depositary); DTC (DTC global bond)

International Global Bond ISIN:	XS1608625643

International Global Bond Common Code:	160862564

DTC Global Bond ISIN:	US471048BD92

DTC Global Bond Common Code:	160807113

DTC Global Bond CUSIP:	471048 BD9

Use of Proceeds:	The net proceeds of the issue of the bonds will be used for the Ordinary Operations of JBIC

Governing Law:	The State of New York

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

10-Year Fixed Rate Securities

Issuer:	Japan Bank for International Cooperation (JBIC)

Security:	2.875% Guaranteed Bonds Due June 1, 2027 (the “10-year Fixed Rate Securities”)

Expected Ratings:	Moody’s: A1/stable outlook; S&P: A+/stable outlook

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time

Guarantee:	Payments of principal and interest are unconditionally and irrevocably guaranteed by Japan

Ranking:	Senior unsecured

Currency / Principal Amount:	U.S.$1,500,000,000

Denomination:	U.S.$200,000 x U.S.$2,000

Pricing Date:	May 24, 2017

Settlement Date:	June 1, 2017

Maturity Date:	June 1, 2027

Coupon:	2.875% (Semi-annual, 30/360)

Interest Payment Dates:	June 1 and December 1 of each year, subject to the Business Day Convention, commencing December 1, 2017 and ending June 1, 2027

Business Day:	Any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

Business Day Convention:	Following Business Day Convention, unadjusted

Redemption after the Occurrence of a Tax Event:	JBIC may redeem all, but not less than all, of the bonds in the event of certain changes relating to Japanese taxation at 100% of the principal amount thereof plus accrued interest thereon and any additional amounts JBIC is required to pay, as described in the prospectus supplement

Price to Public:	99.750%, plus accrued interest, if any, from June 1, 2017

Underwriting Discount:	0.175%

Proceeds, before Expenses, to JBIC:	99.575%, plus accrued interest, if any, from June 1, 2017

Benchmark U.S. Treasury:	2.375% due May 15, 2027

Benchmark Yield:	2.259%

Spread:	64.50 bps

Yield to Investors:	2.904%

Joint Lead Managers:	Nomura International plc
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Goldman Sachs International
Mizuho Securities USA LLC

Format:	SEC-Registered

Clearing Systems:	Euroclear and Clearstream (international global bond held at the common depositary); DTC (DTC global bond)

International Global Bond ISIN:	XS1608625999

International Global Bond Common Code:	160862599

DTC Global Bond ISIN:	US471048BE75

DTC Global Bond Common Code:	160807245

DTC Global Bond CUSIP:	471048 BE7

Use of Proceeds:	The net proceeds of the issue of the bonds will be used for the Ordinary Operations of JBIC

Governing Law:	The State of New York

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Floating Rate Securities

Issuer:	Japan Bank for International Cooperation (JBIC)

Security:	Floating Rate Guaranteed Bonds Due June 1, 2020 (the “Floating Rate Securities”)

Expected Ratings:	Moody’s: A1/stable outlook; S&P: A+/stable outlook

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time

Guarantee:	Payments of principal and interest are unconditionally and irrevocably guaranteed by Japan

Ranking:	Senior unsecured

Currency / Principal Amount:	U.S.$500,000,000

Denomination:	U.S.$200,000 x U.S.$2,000

Pricing Date:	May 24, 2017

Settlement Date:	June 1, 2017

Maturity Date:	June 1, 2020

Coupon:	Three-Month U.S. Dollar London interbank offered rate (LIBOR) plus 0.48% (Quarterly, Actual/360)

Interest Payment Dates:	March 1, June 1, September 1 and December 1 of each year, subject to the Business Day Convention, commencing September 1, 2017 and ending June 1, 2020.

Business Day:	Any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

Business Day Convention:	Modified Following Business Day Convention, adjusted, for Interest Payment Date (other than Maturity Date), and Following Business Day Convention, unadjusted, for Maturity Date

Calculation Agent:	The Bank of Tokyo-Mitsubishi UFJ, Ltd., London Branch, also acting through MUFG Union Bank, N.A.

Redemption after the Occurrence of a Tax Event:	JBIC may redeem all, but not less than all, of the bonds in the event of certain changes relating to Japanese taxation at 100% of the principal amount thereof plus accrued interest thereon and any additional amounts JBIC is required to pay, as described in the prospectus supplement

Price to Public:	100.000%, plus accrued interest, if any, from June 1, 2017

Underwriting Discount:	0.100%

Proceeds, before Expenses, to JBIC:	99.900%, plus accrued interest, if any, from June 1, 2017

Joint Lead Managers:	Nomura International plc
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Goldman Sachs International
Mizuho Securities USA LLC

Format:	SEC-Registered

Clearing Systems:	Euroclear and Clearstream (international global bond held at the common depositary); DTC (DTC global bond)

International Global Bond ISIN:	XS1608626021

International Global Bond Common Code:	160862602

DTC Global Bond ISIN:	US471048BF41

DTC Global Bond Common Code:	160807296

DTC Global Bond CUSIP:	471048 BF4

Use of Proceeds:	The net proceeds of the issue of the bonds will be used for the Ordinary Operations of JBIC

Governing Law:	The State of New York

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

You can access JBIC’s most recent prospectus satisfying the requirements of Section 10 of the United States Securities Act of 1933, as amended, at the following website:

http://www.sec.gov/Archives/edgar/data/1551322/000119312517178684/d375266d424b5.htm

Each purchaser of the bonds offered hereby will be deemed to have represented that it is a person who falls into the category of (i) or (ii) as set forth on page S-3 of the foregoing prospectus supplement.

JBIC has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents JBIC has filed with the SEC for more complete information about JBIC and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, JBIC, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Nomura International plc at 1-212-667-1695, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free from the United States at 1-800-294-1322, Goldman Sachs International toll-free from the United States at 1-866-471-2526 or Mizuho Securities USA LLC toll-free from the United States at 1-866-271-7403.